UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

SPARTON CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois (Address of principal executive offices)	60173-2213 (Zip Code)

(Registrant’s telephone number, including area code): (800) 772-7866

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On January 24, 2019, Sparton Corporation (the “Company”) issued a press release announcing that the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), with respect to the Company’s pending acquisition by Striker Parent 2018, LLC (“Parent”), an affiliate of Cerberus Capital Management, L.P., expired at 11:59 p.m. Eastern Time on January 22, 2019 without a request for additional information by the Federal Trade Commission or the Department of Justice.

The expiration of the waiting period under the HSR Act satisfies one of the conditions to the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 11, 2018 (the “Merger Agreement”), by and among the Company, Parent and Striker Merger Sub 2018, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent. The consummation of such transactions remains subject to other customary closing conditions set forth in the Merger Agreement, including receipt of the approval of the shareholders of the Company.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this report contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). The matters discussed in this report may also involve risks and uncertainties concerning the Company’s services described in the Company’s filings with the SEC. In particular, see the risk factors described in the Company’s most recent Form 10-K and Form 10-Q. Additional factors may include the effect of the announcement of the merger and related transactions on the Company’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee to Parent; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; and the failure to satisfy conditions to completion of the merger with Merger Sub, including the receipt of Company shareholder approval. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the Company’s ongoing obligations to disclose material information as required by the federal securities laws, the Company does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed transaction, the Company has filed with the SEC and will mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov and the Company’s website at www.Sparton.com.

The Company and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2018, and its definitive proxy statement for the 2018 annual meeting of shareholders. Additional information regarding the interests of such individuals in the proposed acquisition of the Company by Parent is included in the proxy statement relating to such acquisition that was filed with the SEC on January 23, 2019. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.Sparton.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Date: January 24, 2019	By:	/s/ JOSEPH J. HARTNETT
Name:Joseph J. Hartnett
Title:Interim President and Chief Executive Officer